EXHIBIT *(10.58)

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This Amendment to Loan and Security Agreement ("Amendment") is made as of the 12th day of April, 2000 by and between Fleet Capital Corporation ("Lender") and IGI, Inc., IGEN, Inc., Immunogenetics, Inc. and Blood Cells, Inc. (each a "Borrower" and collectively the "borrowers").

                                   BACKGROUND

         A. Borrowers and Lender are parties to a certain Loan and Security Agreement dated October 29, 1999 ("Loan Agreement"), pursuant to which Borrowers established certain financing arrangements with Lender. All capitalized terms not otherwise defined herein shall have the respective meaning ascribed thereto in the Loan Agreement.

         B. Borrowers have requested Lender, and Lender has agreed, to amend the Loan Agreement, in accordance with and subject to the terms and conditions hereof.

         NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof, and intending to be legally bound, the parties agree as follows:

         1.   Waiver of Defaults:

              (1) Borrowers have informed Lender that covenant violations, each constituting an Event of Default, have occurred under the Loan Agreement in the following respects (collectively the "Existing Defaults"): (i) Borrowers have outstanding accounts payable to trade creditors aged more than sixty (60) days from their respective due date (in violation of Section 8.2.3); (ii) Borrowers expended $426,000 for nonfinanced Capital Expenditures during the period from the Closing Date through December 31, 1999 (in violation of the $150,000 maximum contained in Section 8.2.7); (iii) Borrowers' Fixed Charge Coverage Ratio as of December 31, 1999 was .14 to 1 (in violation of the minimum ratio of .80 to 1 contained in Section 8.3.1); and (iv) a cross-default has occurred (under
Section 10.1.6) as a result of defaults or events of default on the Subordinated Debt.

              (2) In consideration of the agreements and understanding set forth in this Amendment, and expressly conditioned upon the satisfaction of the Effectiveness Conditions set forth in paragraph 4 below, Lender waives the Existing Defaults. Such waiver is intended to apply only to the Existing Defaults and only for the respective periods or dates as to which the underlying violations have occurred. Such waiver shall not at any time create any duty or obligation on Lender's part to waive any other Event of Default or waive any future violation of the covenants whose violation gave rise to the Existing Defaults.

         2.   Amendments:

              (1) The definition of "EBITDA" in Appendix A is hereby deleted in its entirety and replaced by the following:

              EBITDA - Adjusted Net Earnings From Operations plus the sum of depreciation, amortization and interest expenses and taxes during the period for which Adjusted Net Earnings From Operations was calculated and plus or minus any change in Borrowers' LIFO reserve from the immediately preceding period of measurement, determined for the Borrowers for the applicable measurement period. The foregoing calculation shall exclude any non-cash charges relating to the issuance of warrants pursuant to the Subordinated Debt Amendment (as defined in the Amendment to Loan and Security Agreement dated as of April 12, 2000) or any requirement that such warrants be marked to market.

              (2) Section 8.2.3(ii) of the Loan Agreement is hereby amended to provide that for the period from January 1, 2000 through February 29, 2000, Borrowers shall be entitled (in the business judgment of Borrowers) to have accounts payable greater than sixty (60) days past due in an aggregate amount not exceeding $1,500,000, from March 1, 2000 through June 30, 2000 in an amount not exceeding $1,400,000, and from July 1, 2000 through December 31, 2000 in an amount not exceeding $500,000. As of January 1, 2001, no accounts payable to trade creditors aged more than sixty (60) days from due date shall be outstanding.

              (3) Section 8.3.1 (contained in Schedule 8.3 of the Loan Agreement) shall, for all periods after December 31, 1999, be deemed deleted in its entirety and replaced by the following:

                   8.3.1 Fixed Charge Covenant. Borrowers shall maintain on a
              Consolidated basis a Fixed Charge Coverage Ratio of not less than the ratio shown below for the respective period corresponding thereto:

                               Measurement Date                              Ratio
                               ----------------                              -----

              For the 6 month period ending March 31, 2000                 .40 to 1
              For the 7 month period ending April 30, 2000                 .45 to 1
              For the 8 month period ending May 31, 2000                   .50 to 1
              For the 9 month period ending June 30, 2000                  .50 to 1
              For the 10 month period ending July 31, 2000                 .65 to 1
              For the 11 month period ending August 31, 2000               .65 to 1
              For the 12 month period ending September 30, 2000            .75 to 1
              For the 12 month period ending October 31, 2000 (and
                thereafter as of the end of each month on a rolling

              12 month basis)                                             1.01 to 1

              (4) Section 8 of the Loan Agreement is further modified to add a new Section 8.2.14 as follows:

                   8.2.14 Subordinated Debt. Make, or permit or suffer any
              Borrower or Subsidiary to make, any payment of any part or all of any Subordinated Debt or otherwise repurchase, redeem or retire any instrument evidencing any such Subordinated Debt (except for (i) reimbursement of reasonable out-of-pocket expenses pursuant to
              Section 7.1(i) of the Note and Equity Purchase Agreement dated as of October 29, 1999, as amended by the Subordinated Debt Amendment, and (ii) regularly scheduled payments of principal and interest when due under the Subordinated Debt Agreements, as amended by the Subordinated Debt Amendment, or by the delivery of a note as provided by the Subordinated Debt Amendment, so long as (with reference to any proposed cash payment) no Event of Default is then outstanding or would exist after giving effect thereto), or enter into any agreement amending, modifying, altering or terminating any one or more instruments or agreements evidencing or relating to any Subordinated Debt.

         3. Representations and Warranties. Each Borrower represents and warrants to Lender that:

              (1) All warranties and representations made to Lender under the Loan Agreement and each of the other Loan Documents are true and correct as of the date hereof.

              (2) The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of the transactions herein contemplated (i) are and will be within such Borrower's corporate powers, (ii) have been authorized by all necessary corporate action and (iii) are not and will not be in contravention of any law, any order of any court or other agency of government, or any other indenture, agreement or undertaking to which such Borrower is a party or by which any property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or incumbrance of any nature on any of the Property of such Borrower.

              (3) This Amendment is valid, binding and enforceable against each Borrower in accordance with its terms.

              (4) Except for the covenant violations referenced in paragraph 1(a) above, no material adverse change has occurred with respect to the financial condition, business, prospects, assets or liabilities of any Borrower since December 31, 1999.

              (5) Other than the Existing Defaults, no Default or Event of Default is outstanding.

         4. Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender's counsel):

              (1)  Execution and delivery by each party of this Amendment;

              (2) Execution and delivery, contemporaneously with the execution and delivery of this Amendment, of an amendment ("Subordinated Debt Amendment") to the Subordinated Debt Agreements providing, inter alia, that the holder of the Subordinated Debt waives all defaults and events of default thereunder (including without limitation any cross-default thereunder resulting from the occurrence of Events of Default under the Loan Agreement), modifies all financial covenants therein to be no more restrictive than any similar covenants contained in the Loan Agreement (as amended hereby), and agrees that its next interest payment will not be due until July 31, 2000 (covering the period from April 1 through July 31) and that all succeeding interest payments will be due on the same basis thereafter quarterly in arrears (i.e., October 31, 2000 (for the period from August 1 through October 31), January 31, 2001, etc.). Lender acknowledges and agrees that the execution and delivery by Borrowers and the holder of the Subordinated Debt of the Subordinated Debt Amendment, in the form attached hereto, does not violate either the Loan Agreement or the Subordination Agreement dated October 29, 1999 among Lender, Borrowers and the holder of the Subordinated Debt (such an agreement by Lender not in any way modifying or limiting the applicability of the provisions of Section 8.2.6 of the Loan Agreement relative to any warrants or Securities issued or to be issued to the holder of the Subordinated Debt).

         5. Confirmation of Indebtedness. Borrowers hereby acknowledge and confirm that as of the close of business on April 7, 2000, they are indebted to Lender, without defense, setoff, claim, counterclaim or defense of any nature under the Loan Agreement, in the aggregate principal amount of $7,494,188.39 with respect to Revolving Credit Loans, $6,650,000 with respect to Term Loan A, $350,000 with respect to Term Loan B, and $257,266 with respect to Capital Expenditure Loans, plus all fees, costs and expenses (including attorneys' fees) incurred to date in connection with the Loan Agreement and the other Loan Documents. Borrowers confirm that they shall pay, on demand, to Lender all expenses, including without limitation, attorneys' fees, incurred by Lender in connection with the negotiation, preparation and execution of this Amendment and any related documents.

         6. Ratification of Existing Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and the other Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

         7. Collateral. Borrowers hereby confirm and agree that all security interests and Liens granted to Lender continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than Permitted Liens or Liens in favor of Lender. Nothing herein contained is intended to impair or limit in any manner the validity, priority and extent of Lender's existing security interests in and Liens upon the Collateral.

         8.   Miscellaneous.

              (1) This Amendment shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of law.

              (2) This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.

              (3) No modification hereof shall be binding or enforceable upon Lender unless approved in writing by Lender. No rights are intended to be created hereunder for the benefit of any party other than Borrowers and Lender.

         9. Waiver of Jury Trial. EACH BORROWER AND LENDER EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS DESCRIBED HEREIN.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Loan and Security Agreement the day and year first above written.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                                       IGI, INC.

                                       By:    /s/ Manfred Hanuschek
                                              -------------------------------
                                       Name:  Manfred Hanuschek
                                              -------------------------------
                                       Title: CFO
                                              -------------------------------


                                       IGEN, INC.

                                       By:    /s/ Manfred Hanuschek
                                              -------------------------------
                                       Name:  Manfred Hanuschek
                                              -------------------------------
                                       Title: CFO
                                              -------------------------------


                                       IMMUNOGENETICS, INC.

                                       By:    /s/ Manfred Hanuschek
                                              -------------------------------
                                       Name:  Manfred Hanuschek
                                              -------------------------------
                                       Title: CFO
                                              -------------------------------


                                       BLOOD CELLS, INC.

                                       By:    /s/ Manfred Hanuschek
                                              -------------------------------
                                       Name:  Manfred Hanuschek
                                              -------------------------------
                                       Title: CFO
                                              -------------------------------


                                       FLEET CAPITAL CORPORATION

                                       By:    /s/ Walter Schuppe
                                              -------------------------------
                                       Name:  Walter Schuppe
                                              -------------------------------
                                       Title: Senior Vice President
                                              -------------------------------